ASSISTANCE AGREEMENT



     This Assistance Agreement ("Agreement") is made and entered into this 16th day of May, 1995, by and between STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation ("Licensee"), and DOLLAR SYSTEMS, INC., a Delaware corporation ("Dollar").

Preliminary Statements:

     A. Licensee is a party to a certain License Agreement with Dollar dated June 1, 1994, including all amendments thereto, pursuant to which Licensee operates or has been granted the right to operate rental car franchises under the Dollar Rent A Car System in the State of Arizona except the Counties of Coconino, Navajo and Pima (hereinafter collectively referred to as the "License Agreement"); and

     B. Licensee has requested certain assistance from Dollar and Dollar is willing to provide such assistance to Licensee upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Cancellation of Indebtedness. Effective upon execution hereof, the indebtedness outstanding and represented by that certain Promissory Note and Security Agreement dated June 1, 1994, in the original principal amount of $1,900,431.67 from Licensee to Dollar ("Note"), and whether consisting of principal or accrued but unpaid interest, is hereby canceled.

     2. Contingent Liability. If, subsequent to the date hereof and on or before December 31, 1996, Licensee shall default in any monetary payment obligations to Dollar under any present or future agreement by and between such parties, upon five (5) business days written notice by Dollar to Licensee, during which time Licensee may cure the default to Dollar's satisfaction, one-half of the principal indebtedness previously outstanding pursuant to the canceled Note described above, or $947,382.56, shall be deemed then owing but due and payable at the time hereinafter specified, effective automatically upon lapse of said notice and cure period; provided, however, that in the event the terms of any other agreement or contract providing for a monetary obligation payable by Licensee to Dollar require more than five (5) business days written notice before an event of default shall be deemed to have occurred pursuant thereto, then such longer period of notice shall be required before said sum becomes due and payable in accordance herewith. However, such longer period of notice shall not be deemed to lengthen by five (5) business days the notice or cure period before the said $947,382.58 becomes due and payable as any such notice given by Dollar of such a default shall also be deemed to constitute notice by Dollar of its intention to claim said sum as due and owing in accordance herewith, and whether or not such notice specifically references this provision. Any amount due and payable in accordance herewith shall accrue interest at the rate of eight percent (8%) per annum effective from maturity of this obligation, which becomes immediately due and payable in full on June 1, 2001. If no such default has occurred with notice given by Dollar on or before December 31, 1996, then the contingent indebtedness described herein shall be fully extinguished. The parties have specifically negotiated the terms of this Agreement based upon requests for assistance and relief by Licensee. Dollar has reviewed Licensee's financial projections and operating data in reaching its agreement to, among other things, cancel the Note. Dollar has also expended considerable time in evaluating Licensee's status and in attempting hereby to fashion a long-term plan of assistance responsive to Licensee's requests. Accordingly, if another monetary default occurs before December 31, 1996, Dollar will have failed to achieve the essential benefit of the bargain it seeks in entering into this Agreement. As a consequence, the above $947,382.58 obligation is agreed liquidated damages due from Licensee to Dollar, it being recognized that Dollar's actual damages for failure of the assistance program on or before such date would be difficult, if not impossible, to ascertain.

     3. Limitation on License Fees. During each of the calendar years 1995 and 1996, and notwithstanding any provision of the License Agreement to the contrary, the maximum amount of license fees payable pursuant to Section 5.1 of the License Agreement shall be limited to [Confidential treatment has been requested] in each such year and shall be payable at per calendar month.

     4. Suspension of Credits. For each of the calendar years 1995 and 1996, Dollar is excused from any obligation to credit license fees in respect of the circumstances described in paragraph 1(e) of Amendment No. 1 to the License Agreement dated June 1, 1994, by and between Dollar and Licensee.

     5. Letter of Credit Matters. In connection with entering into the License Agreement, Licensee furnished Irrevocable Standby Letter of Credit No. S004445 dated May 26, 1994, issued by Bank One, Arizona, N.A., in favor of Dollar, in a sum not to exceed $750,000.00 (such letter of credit and any replacements or renewals thereof are hereinafter referred to collectively as the "Letter of Credit"). It is agreed that the face amount of the Letter of Credit will remain at $750,000.00 until such time as vehicles leased by Licensee from Dollar pursuant to that certain Master Lease Agreement dated June 1, 1994, by and between such parties("Master Lease Agreement"), is reduced below [Confidential treatment has been requested] vehicles. Thereafter, the face amount of the Letter of Credit may be reduced by Licensee at the rate of $600.00 per vehicle, but all adjustments shall be made in increments of 100 vehicles. In no event, however, will the Letter of Credit be decreased below the face amount of $150,000.00. Likewise, in the event the number of vehicles subject to the Master Lease Agreement increases above [Confidential treatment has been requested], or increases from any other number after a reduction in the Letter of Credit face amount has been made pursuant hereto, then the Letter of Credit may be increased in face amount for $600.00 per vehicle, with adjustments to occur in 100 vehicle increments. All increases or decreases in the face amount of the Letter of Credit are to be made within ten (10) days of request by the party entitled to the adjustment in accordance herewith. At any time after December 31, 1996, upon thirty (30) days prior written notice to Licensee, Dollar may require a monetary adjustment in the component of the face amount of the Letter of Credit covering potential liabilities due by Licensee to Dollar, other than for fleet expenses as addressed above. The average 90-day amount of non-fleet charges to Licensee by Dollar prevailing for the immediately preceding 12 completed calendar months will be determined by Dollar, and such will be the non-fleet component for an adjusted Letter of Credit amount, as noted above, but subject to a floor of $150,000.00.

     6. License Acquisition Indebtedness. In connection with entering into the License Agreement, Licensee assumed and agreed to pay $51,960.00 owed Dollar by John Douglas Corporation, a former licensee in the territory covered by the License Agreement. Such payment, which is due and payable in full on May 31, 1995, shall instead be payable by Licensee to Dollar in six (6) equal monthly installments of $8,660.00 commencing on June 1, 1995, and continuing on the first day of each and every calendar month thereafter through and including November 1, 1995, on which date the last succeeding installment shall be due and payable. Any other terms and conditions agreed to by Dollar and Licensee in connection with payment of such indebtedness shall not be deemed amended by the provisions hereof.

     7. Representations and Warranties of Licensee. As a material inducement to Dollar to enter into this Agreement, Licensee hereby represents and warrants to, and covenants with, Dollar as follows:

          (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Arizona and has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties and to carry on its business as now conducted.

          (b) The execution, delivery and performance by Licensee of this Agreement and the other agreements and transactions contemplated hereby have been duly and validly authorized by Licensee. This Agreement constitutes and shall constitute a valid and binding obligation of Licensee enforceable against it in accordance with its terms.

          (c) The execution, delivery and performance of this Agreement by Licensee, and the consummation of the transactions contemplated hereby, do not and will not place Licensee in breach of, require the consent of, or constitute a default under, the provisions of Licensee's corporate charter or by-laws, or any agreement or instrument to which Licensee is bound or affected, or any law, statute, rule, regulation, judgment, order or decree to which the Licensee is subject.

          (d) The representations and warranties set forth herein do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed to Dollar in writing in connection with execution hereof which materially adversely affects or could materially adversely affect Licensee.

     8. Indemnification. Licensee shall indemnify Dollar, its officers, directors, stockholders, agents, employees, affiliates, successors and assigns, and hold them harmless against any loss, liability, claims, controversies, legal actions, damage, deficiency, payment or expense of any kind, nature or description (including reasonable legal expenses and costs), which Dollar or said parties may suffer, sustain or become subject to, as a result of the breach by Licensee of any representation, warranty, covenant or agreement contained in this Agreement or in any agreement contemplated hereby. All of the foregoing indemnities shall survive execution hereof.

     9. Release of Dollar. For the purposes and consideration set forth herein, and as a material inducement to Dollar to extend the assistance described herein, Licensee, for itself and its officers, directors, stockholders, agents, employees, affiliates, successors and assigns, does hereby expressly, voluntarily, knowingly and irrevocably release, acquit and forever discharge Dollar, and its officers, directors, stockholders, agents, employees, affiliates, successors and assigns, of and from any and all charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, losses, debts, expenses (including attorney's fees and costs), claims, rights, demands and causes of action, and as to all the foregoing, of any kind, nature or description, known or unknown, accrued, accruing or contingent, arising out of or resulting from any acts, conduct or state of facts or circumstances existing between the parties occurring on or before the date hereof, and including, without limitation, any matter or claim heretofore arising under or in connection with the negotiation, execution or performance of this Agreement, the License Agreement, the Master Lease Agreement, or any other agreements between the parties; provided Licensee does not release Dollar from future performance required pursuant to the terms of any said agreements. Licensee agrees that fair consideration has been given it for this Agreement and the benefits extended thereunder, and fully understands this general release of claims and the negotiated terms of this Agreement.

     10.  Release of Licensee.  In  consideration  of the  agreements  contained herein and the release from Licensee, Dollar, for itself and its officers, directors, stockholders, agents, employees, affiliates, successors and assigns, does hereby expressly, voluntarily, knowingly and irrevocably release, acquit and forever discharge Licensee, and its officers, directors, stockholders, agents, employees, affiliates, successors and assigns, of and from any and all charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, losses, debts, expenses (including attorney's fees and costs), claims, rights, demands and causes of action, and as to all the foregoing, of any kind, nature or description, known or unknown, accrued, accruing or contingent, arising out of or resulting from any acts, conduct or state of facts or circumstances existing between the parties occurring on or before the date hereof. Notwithstanding the foregoing, it is agreed and understood by the parties hereto that the foregoing release by Dollar does not release Licensee from existing (i.e., accrued but not invoiced) and future performance required under the terms of this Agreement, the License Agreement, the Master Lease Agreement, or any other agreements between the parties.

     11. Confidentiality. The parties agree that the terms and conditions of this Agreement and of the transactions contemplated by it are to remain confidential, except the parties may disclose same to their outside legal counsel and independent accountants and auditors and except to the extent that either party determines it is necessary or desirable under applicable law to disclose such terms and conditions.

     12. Entire Agreement. This Agreement, when fully executed, supersedes all previous negotiations, representations, and discussions by the parties hereto concerning the subject matter hereof and integrate the whole of all of their agreements and understandings concerning the subject matter hereof. No oral representations or undertakings concerning the subject matter hereof shall operate to amend, supersede, or replace any of the terms or conditions set forth herein. THERE ARE NO UNWRITTEN AGREEMENTS AMONG THE PARTIES.

     13. Assignment. Licensee may not assign any of its rights, duties, liabilities or obligations under this Agreement without the prior written
consent  of  Dollar,   which  may  be  given  or  withheld   in  Dollar's   sole
determination.

     14. Amendment. This Agreement may only be amended in writing signed by the parties hereto. This Agreement cannot be changed or terminated orally, and the parties acknowledge that no representative of Dollar has the authority to vary the terms of this Agreement except in writing executed by a properly authorized representative of Dollar.

     15. Notice. Any notices given hereunder shall be sent by certified mail, return receipt requested, or by receipted personal delivery, to the following addresses, unless written notification of change of address is given:

If to Dollar:       Dollar Systems, Inc.
                    5330 East 31st Street
                    (or P.O. Box 33167, 74153)
                    Tulsa, Oklahoma  74135
                    Attention:  Gary L. Paxton CIMS #7000

If to Licensee:     Stratford American Car Rental Systems, Inc.
                    2400 East Arizona Biltmore Circle
                    Building 2, Suite 1270
                    Phoenix, Arizona  85016
                    Attention:  Mel L. Shultz

Notice shall be deemed effective hereunder upon personal delivery, or as of the date of receipt, refusal or first attempted delivery if unclaimed, when sent by registered or certified U.S. mail.

     16. Binding Effect. By their signature below the parties agree, represent and warrant that this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal and personal representatives, successors and permitted assigns.

     17. Waiver. No right under this Agreement may be waived, except by written instrument executed by the party who is waiving such right. No extension of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

     18. Governing Law: Jurisdiction And Venue. THIS AGREEMENT SHALL BE INTERPRETED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA. THIS AGREEMENT SHALL BE ACCEPTED AND BINDING ONLY WHEN IT HAS BEEN EXECUTED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF DOLLAR AT ITS TULSA, OKLAHOMA HEADQUARTERS. ANY LITIGATION BETWEEN DOLLAR AND LICENSEE PERTAINING IN ANY MANNER TO THIS AGREEMENT SHALL BE CONDUCTED IN A COURT OF THE STATE OR FEDERAL JUDICIAL DISTRICT IN WHICH TULSA, OKLAHOMA IS LOCATED. LICENSEE WAIVES ALL OBJECTIONS TO IN PERSONAM JURISDICTION, VENUE AND CONVENIENCE OF THE FORUM OF SUCH COURTS WITH REGARD TO SUCH LITIGATION. THE LICENSEE FURTHER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION IN ANY DISPUTE PERTAINING TO THIS AGREEMENT OR ANY AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY. IF ANY PROVISION HEREOF OR THE APPLICATION OF ANY PROVISION TO ANY PERSON OR CIRCUMSTANCES IS HELD INVALID OR UNENFORCEABLE, THE REMAINDER HEREOF AND THE APPLICATION OF SUCH PROVISION TO OTHER PERSONS OR CIRCUMSTANCES SHALL REMAIN VALID AND ENFORCEABLE.

     19. Severability. Should any of the provisions of this Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     20. Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be fully effective as an original.

     21. Survival. All covenants, representations, warranties, indemnities and agreements of the parties reflected herein or in the agreements contemplated hereby shall survive execution and delivery of this Agreement.

     22. Further Assurances. The parties hereto covenant and agree that without additional consideration they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the intent of this Agreement.

     23. Construction. The parties acknowledge that this Agreement was initially prepared by Dollar solely as a convenience and that all parties hereto, and their counsel, have read and fully negotiated all the language used in this Agreement. The parties acknowledge that, because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous or unclear language in favor or against any party because such party drafted this Agreement. Time shall be considered of the essence in performance of this Agreement.

Executed as of the day and year first above written.


                         STRATFORD AMERICAN CAR RENTAL SYSTEMS,
                         INC., an Arizona corporation



                          By:  Mel L. Shultz
                              -----------------------------------
                               Mel L. Shultz, President


                         DOLLAR SYSTEMS, INC.,
                         a Delaware corporation



                          By:  Gary L. Paxton
                              ----------------------------------
                               President